Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of GreenPoint Financial Corp. and GreenPoint Capital Trust of our report dated
January 21, 1997, which appears on page 44 of GreenPoint's Financial Corp.'s 1996 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading
"Independent Accountants" in such Prospectus.


                                   /s/ Price Waterhouse LLP


August 19, 1997
New York, New York